May 7, 2019 Securities and Exchange Commission 100 F Street NE Washington, D.C. 20549	RSM US LLP 1299 Farnam St Suite 530 Omaha, NE 68102 T +1 402 344 6100 F +1 402 344 6101 www.rsmus.com

Commissioners:

We have read Midwest Holding Inc.’s statements included in Items 4.01 of its Form 8-K, which we understand will be filed on May 7, 2019. We agree with such statements concerning our firm.

Sincerely,